Exhibit 99.1

Capstone Reports Q3 2026 Results: Revenue Up 46% to $20.0 Million, Gross Profit Up 76%, Operating Income of $0.4 Million

Full-year Stone Business Adjusted EBITDA expected to more than triple, and each operating business outperformed its market through September.

NEW YORK--(BUSINESS WIRE)--November 12, 2026--Capstone Holding Corp. (NASDAQ: CAPS), a national, technology-enabled building products distribution platform, today reported that third-quarter revenue grew 46% year over year to $20.0 million, compared with $13.7 million a year earlier, and income from operations was $0.4 million, compared with a loss of $0.8 million. Third-quarter income from operations includes about $0.4 million of tariff refunds that the Company treats as a one-time benefit.

Revenue increased 57% to $54.1 million in the first nine months, compared with $34.4 million. Net loss narrowed to $0.6 million in the quarter, compared with $2.0 million, and $3.9 million in the nine months, compared with $4.4 million. The 2026 results include a full-period contribution from Carolina Stone, acquired August 22, 2025, and Canadian Stone Industries, acquired December 1, 2025.

Organic revenue grew 2.6% during the first nine months of 2026 and 7.5%(a) in the third quarter, and each of the Company’s three operating businesses outperformed its respective market. Organic gross profit increased 8.3% to $14.7 million during the first nine months and 14.4% to $5.7 million in Q3.

Capstone now expects FY2026 revenue of approximately $70 million, gross profit of approximately $18.6 million and Stone Business Adjusted EBITDA of approximately $3.2 to 3.3 million, compared with its prior guidance of $72.1 million, $18.7 million and $3.8 million, respectively. The revised revenue outlook reflects higher interest rates, which slowed housing activity this year. Some other building products distributors reported lower organic sales in the third quarter, while Capstone’s organic sales grew.

Financial Summary

Metric	Q3 2025	Q3 2026	YoY Change	FY2026 Guidance
Revenue	$13.7M	$20.0M	+46%	$70M
Gross Profit	$3.3M	$5.7M	+76%	$18.6M
Net Loss (GAAP)	$(2.0)M	$(0.6)M	N/M	N/A
Adjusted EBITDA (Stone Business)	$0.8M	$1.5M	+83%	$3.2M to $3.3M
Adjusted EBITDA Margin (Stone Business)	6.2%	7.7%	+150 bps	4.6% to 4.8%

Quarterly revenue, gross profit and net loss are reported GAAP results. Stone Business Adjusted EBITDA is a non-GAAP financial measure.

“We grew revenue 46% and generated income from operations in a difficult housing market,” said Matthew Lipman, Chief Executive Officer. “Each of our operating businesses has outperformed its respective market this year, with growth accelerating in the third quarter.”

Key Highlights:

●

Stone Business Adjusted EBITDA Expected to More Than Triple: Third-quarter Stone Business Adjusted EBITDA was $1.5 million, or 7.7% of revenue, and $2.8 million for the first nine months. The third-quarter figure includes about $0.4 million of one-time tariff refunds. Capstone expects full-year Stone Business Adjusted EBITDA of approximately $3.2 to 3.3 million, more than triple the approximately $1.0 million generated in 2025. The 2026 figure includes a full year of Carolina Stone and Canadian Stone Industries, acquired in August and December 2025, respectively.

●

Capstone Outperforms Housing Market: Capstone’s organic sales grew 2.6% in the first nine months of 2026, and each operating business outperformed its respective market. Instone grew 1.4%, compared with a 4.0% decline in U.S. single-family housing starts. Carolina Stone grew 11.3%, compared with a 5.2% decline in North Carolina single-family permits. Canadian Stone Industries (CSI) grew 3.8% in Canadian dollars, compared with a 4% decline in total Canadian housing starts.[1]

●	Third-Quarter Organic Growth: Organic revenue increased 7.5%(a) in Q3, with growth at all three businesses: Instone 4.2%, Carolina Stone 18.5%, and CSI 18.4% in Canadian dollars.

●	Gross Profit Growth Outpaces Sales: Organic gross profit rose approximately 5% in the first nine months, excluding tariff refunds that relate to earlier periods, on organic sales growth of 2.6%.

FY2026 Outlook

Since Capstone established its original guidance, interest rates have risen. According to Freddie Mac, the average 30-year fixed mortgage rate rose from 6.30% on April 16 to 7.40% in mid-October, before easing to 7.24% on October 29.2

1 Sources: U.S. Census Bureau and HUD, September 2026 New Residential Construction. U.S. Census Bureau, Building Permits Survey. Canada Mortgage and Housing Corporation, September 2026 Housing Starts.

2 Source: Freddie Mac, Primary Mortgage Market Survey, April 16, October 15, and October 29, 2026.

Despite these headwinds, the Company expects approximately 49% revenue growth from $46.9 million in 2025, approximately 72% gross profit growth from $10.8 million, and Stone Business Adjusted EBITDA of more than three times its 2025 level. The Company’s revised gross profit guidance of $18.6 million remains close to its original $18.7 million outlook, despite lower expected revenue. These comparisons include Carolina Stone, acquired August 22, 2025, and Canadian Stone Industries, acquired December 1, 2025.

“We set our original guidance in April, and we take responsibility for the expectations we establish,” Lipman added. “We are disappointed to lower our outlook. Higher interest rates have weighed on housing all year, and like others in our industry, we have felt it. Each of our businesses still outperformed its market.”

Access to Full Materials

Concurrently with the filing of Capstone’s Quarterly Report on Form 10-Q, the Company will post an investor presentation discussing its third quarter results, strategic priorities, and detailed financial outlook. These materials will be available in the Investor Relations section of www.capstoneholdingcorp.com.

About Capstone Holding Corp.

Capstone Holding Corp. (NASDAQ: CAPS) is a national, technology-enabled building products distribution platform optimizing supply chains across 38 U.S. states and Canada. Through its Instone operating platform and inventory portal, the Company aggregates and delivers proprietary stone veneer, hardscape materials, and modular masonry systems. Capstone’s model combines digital infrastructure, owned-inventory logistics, and disciplined acquisitions to drive scalable margin expansion and operating leverage across its growing platform.

Non-GAAP Financial Measures

This press release references Stone Business Adjusted EBITDA, organic revenue, and organic gross profit, which are non-GAAP financial measures. Management believes organic revenue and organic gross profit help investors compare revenue and gross profit on a consistent basis, without the effect of acquisition timing. Management uses them alongside consolidated revenue and consolidated gross profit to evaluate operating performance. Management believes Stone Business Adjusted EBITDA is a useful performance measure and uses it to compare the operating performance of the Company’s operating subsidiaries on a consistent basis from period to period. These measures are not measures of financial performance under GAAP and should not be considered alternatives to net income (loss), revenue, gross profit, or any other performance measure derived in accordance with GAAP. These measures may not be comparable to similarly titled measures used by other companies.

Stone Business Adjusted EBITDA presents the results of the Company’s operating subsidiaries and excludes Capstone standalone corporate costs. The Company defines Stone Business Adjusted EBITDA as earnings (loss) before interest expense, income taxes, depreciation and amortization expense, management fees incurred by Instone payable to Capstone and Brookstone, Instone board fees, share-based compensation, change in fair value of contingent consideration, loss on extinguishment of debt, and transaction costs.

Organic results present Instone, Carolina Stone, and Canadian Stone Industries on a comparable basis as if all three businesses had been owned during both comparison periods, with intercompany sales eliminated. The Company acquired Carolina Stone on August 22, 2025, and Canadian Stone Industries on December 1, 2025, and results for those businesses before those dates are taken from the sellers’ records and have not been audited or reviewed by the Company’s independent registered public accounting firm. Canadian Stone Industries’ individual organic growth rates are measured in Canadian dollars and include its sales to the other Capstone businesses in both periods. Sales between the businesses before they were acquired were sales to unrelated parties and are not eliminated from the 2025 figures. Organic gross profit includes tariff refunds recognized during the periods presented, including certain refunds relating to earlier periods. Reconciliations of Stone Business Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, and of organic revenue and organic gross profit to revenue and gross profit, for the three and nine months ended September 30, 2026 and 2025, are included in the Company’s third quarter 2026 investor presentation, which the Company will post in the Investor Relations section of www.capstoneholdingcorp.com concurrently with the filing of its Quarterly Report on Form 10-Q.

(a) Third-quarter organic revenue growth of 7.5% excludes the elimination, recorded in the third quarter, of $0.79 million of intercompany sales made in the first half of 2026. Reported third-quarter revenue of $19.96 million includes that elimination. Without it, third-quarter revenue would have been $20.75 million. Including it, third-quarter organic revenue grew 3.4%. The elimination does not affect the nine-month figures.

The Company has not provided a quantitative reconciliation of forward-looking Stone Business Adjusted EBITDA guidance to forward-looking GAAP net income (loss) because the individual reconciling items cannot be predicted with reasonable certainty without unreasonable effort. The unavailable reconciling items could have a significant impact on the Company’s GAAP results.

Forward-Looking Statements

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These statements relate to future events and performance, including FY2026 guidance regarding revenue, gross profit, and Stone Business Adjusted EBITDA, the opening and performance of new locations, new product performance, M&A strategy, use of capital, and operating outlook. To the extent third quarter figures precede the filing of the Company’s Quarterly Report on Form 10-Q, they are preliminary, remain subject to the completion of the Company’s financial closing procedures, and have not been audited or reviewed by the Company’s independent registered public accounting firm. Actual results may differ materially from those projected due to a range of factors, including but not limited to the Company’s liquidity and access to capital; its ability to comply with, or obtain waivers of, financial covenants; the refinancing or repayment of indebtedness as it matures; conditions that may raise substantial doubt about the Company’s ability to continue as a going concern; acquisition timing and integration; macroeconomic conditions; and other execution risks. Please review the Company’s filings with the SEC for a full discussion of these and other risk factors. Capstone undertakes no obligation to revise forward-looking statements except as required by law.

Investor Contact

Investor Relations

Capstone Holding Corp.

investors@capstoneholdingcorp.com

www.capstoneholdingcorp.com

Source: Capstone Holding Corp.